Exhibit 99.2

Isolagen to Host Conference Call to Discuss First Quarter 2005

EXTON, Pa., May 6 /PRNewswire-FirstCall/ — Isolagen, Inc. (Amex: ILE - News), will host a conference call on May 10, 2005 beginning at 5:00 P.M. EDT to discuss the Company’s first quarter 2005 results and provide a business update.

Isolagen invites all those interested in hearing management’s discussion of the quarter to join the call by dialing 800-510-9836. International participants may access the call by dialing 617-614-3670 and entering access code 47652436. A replay will be available for one week following the call by dialing 888-286-8010 for domestic participants and 617-801-6888 for international participants and entering access code 84794125 when prompted. Participants may also access a live web-cast of the conference call through the investor relations section of Isolagen’s web site, http://www.isolagen.com.

About Isolagen, Inc.

Isolagen specializes in the development and commercialization of autologous cellular therapies for soft and hard tissue regeneration. The company’s product candidates are based on its proprietary Isolagen Process and are directed toward dermatology — facial rejuvenation, gingival disease — gum disease, vocal cord lesions, and wound treatment. Based on the accumulated experience of the company through its pre-clinical studies, clinical trials and treatment of patients in the United Kingdom, the Company believes that the Isolagen Process utilizing a patient’s own cells creates a safe and effective therapy for facial rejuvenation. Pre-clinical and clinical studies for future autologous therapies are ongoing. Autologous cellular therapy is the process whereby a patient’s own cells are extracted, allowed to multiply and then injected into the patient. Isolagen’s product candidates are designed to be minimally invasive and nonsurgical.

Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the federal securities laws. Information contained in forward-looking statements is based on current expectations and is subject to change, and actual results may differ materially from the forward-looking statements. Isolagen, Inc., does not undertake to update any such forward- looking statements or to publicly announce developments or events relating to the matters described herein.

For additional information, please visit: http://www.isolagen.com.

Corporate Contact: Martin Schmieg, Chief Financial Officer 1(484) 875-3099
Investor Relations Contacts: Kate McNeil or John Nesbett 1(212) 825-3210
Media Contact: Melissa Barnes 1 (212) 593-5841, barnesm@ruderfinn.com

Source: Isolagen, Inc.